                                                                    EXHIBIT 4.13

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREFROM. EXCEPT AS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, THE WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                    *****************************************

                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                        ORDINARY SHARES PURCHASE WARRANT

                    *****************************************

Warrant No. _________

                         Issue Date: December [20], 2006

     This certifies that, for good and valuable consideration, Yingli Green Energy Holding Company Limited, a Cayman Islands exempted company (the "Company"), grants to ____ the right to subscribe for and purchase from the Company the number of validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Ordinary Shares, US$0.01 par value (the "Ordinary Shares") specified in Section 1.1 hereof, at the purchase price per share (the "Exercise Price") determined as set forth in Section 1.3 hereof, as may be adjusted in accordance with the terms hereof, exercisable at any time and from time to time during the Exercise Period, as defined in Section 1.6 hereof, all subject to the terms, conditions and adjustments herein set forth. See
Section 8 for definitions of certain terms used herein.

     1. WARRANT TERMS GENERALLY.

     1.1 NUMBER OF WARRANT SHARES.

     Subject to Section 1.6 below, this Warrant shall enable the Warrantholder to purchase __________ Ordinary Shares, as such number may be adjusted pursuant to the terms hereof.

     1.2 CASH EXERCISE OF WARRANT.

     Subject to Section 1.6, this Warrant may be exercised by the Warrantholder by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, (A) by wire transfer of immediately available funds to a bank account specified by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in United States Dollars, (B) by forgiveness or the offsetting of an amount of accounts receivable from the Company to the Warrantholder equal to the Exercise Price for the number of Warrant Shares specified in the Exercise Form in United States Dollars or (C) by any combination of the foregoing. Subject to Section 1.6, the Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Subject to Section 1.6, a stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within ten (10) days thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Ordinary Shares prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     1.3 EXERCISE PRICE.

     The Exercise Price shall be US$0.01 per Warrant Share, as such price may be adjusted from time to time pursuant to Section 6 hereof.

     1.4 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto.

     1.5 INFORMATION. Upon receipt of a written request from a Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current financial statements and to provide such other information concerning the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

     1.6 EXERCISE PERIOD. This Warrant shall be exercisable, in whole but not in part, at any time after March 31, 2007 or such later date on which the Lead Series B Shareholder (as defined in the Amended and Restated Series B Preferred Share Purchase Agreement, dated as of December 15, 2006, by and among the Company, Yingli Power Holding Company Ltd., Liansheng Miao and the investors listed on Schedule I attached thereto (the "SERIES B PURCHASE AGREEMENT") reasonably believes, as indicated in a prior written notice to the Company and the Warrantholders, that the full conversion of the Shareholder Loan (as defined in the Series B Purchase Agreement) into an equity interest in Tianwei Yingli will not be consummated within one calendar month thereafter, and prior to the earlier of (i) the closing of the Company's Qualified IPO (as defined in the Series B Purchase Agreement) and (ii) the conversion of the full amount of the principal and accrued interest of the Shareholder Loan (as defined in the Series B Purchase Agreement) into the registered capital of Tianwei Yingli (as defined in the Series B Purchase Agreement) in accordance with the Joint Venture Contract (as defined in the Series B Purchase Agreement), as evidenced by a capital verification report issued by a PRC certified public accountant and an updated business license of Tianwei Yingli to such effect (the "FULL CONVERSION"). The period during which the Warrant shall be exercisable pursuant to the provisions of this Section 1.6 shall hereinafter be referred to as the "Exercise Period".

     2. RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

     2.1 RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES LAWS.

          (a) This Warrant and the Warrant Shares issued upon the exercise of the Warrant are not assignable or transferable except this Warrant (and all rights hereunder) and the Warrant Shares issued upon the exercise of the Warrant may be assigned or transferred, in whole or in part, to an Affiliate of the Warrantholder, which shall thereafter be deemed to be the Warrantholder for all purposes herein, provided, however, the Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee.

          (b) The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise dispose of any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Warrantholder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. The Warrantholder represents and warrants to the Company that the Warrantholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The Warrantholder understands that the Warrant and any Warrant Shares acquired upon exercise of this Warrant are being offered and sold to the Warrantholder in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Warrantholder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Warrantholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Warrantholder to initially acquire the Warrant Shares.

     2.2 RESTRICTIVE LEGENDS. This Warrant shall (and each Warrant issued in substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREFROM. EXCEPT AS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, THE WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THEREFROM. EXCEPT AS PERMITTED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, THE SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Warrantholder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares. If either condition in the foregoing sentence has been satisfied, the Company shall, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, issue a new stock certificate not bearing such legend.

     2.3 REGISTRATION. The Warrant Shares shall be deemed to constitute "Registrable Securities" defined in the Second Amended and Restated Shareholders Agreement, dated as of December 15, 2006 (the "Shareholders Agreement"), among the Company, Yingli Power Holding Company Ltd., Mr. Liansheng Miao and the investors listed on Schedule I attached thereto. The Warrantholder shall be entitled to all registration rights contained in the Shareholders Agreement in respect of the Warrant Shares.

     2.4 SPLIT-UP, COMBINATION AND EXCHANGE OF WARRANTS. This Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, the Warrantholder shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of an Ordinary Share or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

     3. RESERVATION OF SHARES

     The Company covenants and agrees that all Warrant Shares which are issuable upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

     4. EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5. OWNERSHIP OF WARRANT.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     6. CERTAIN ADJUSTMENTS.

     6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) Share Dividends, Share Splits, or Share Subdivisions. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any share dividend payable in Ordinary Shares or the Company's assets (excluding cash dividends paid or payable solely out of retained earnings) or (ii) the number of Ordinary Shares shall have been increased by a subdivision or split-up of Ordinary Shares, then, on the record date fixed for the determination of holders of Ordinary Shares entitled to receive such dividend (without payment of additional consideration for such dividend), or immediately after the effective date of subdivision or split-up, as the case may be, the number of Ordinary Shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of Ordinary Shares that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of Ordinary Shares outstanding shall have been decreased by a combination of the outstanding Ordinary Shares, then, immediately after the effective date of such combination, the number of Ordinary Shares to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of Ordinary Shares that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (c) Preservation of Purchase Rights in Certain Transactions. In case of any reclassification, capital reorganization or other change of outstanding Ordinary Shares (other than a subdivision or combination of the outstanding Ordinary Shares and other than a change in the par value of the Ordinary Shares) or in case of any consolidation or merger of the Company with or into another corporation (other than merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding Ordinary Shares of the class issuable upon exercise of this Warrant) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which the Warrantholder would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional Ordinary Shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of Company other than Ordinary Shares, any such issue shall be treated as an issue of Ordinary Shares covered by the provisions of Article 6. The provisions of this Section 6.1 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

     (d) Fractional Shares. No fractional Ordinary Shares or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional Ordinary Shares that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the fair market value of one Ordinary Share as of the date of exercise as determined by the Board of Directors of the Company.

     (e) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of Ordinary Shares to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     (f) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter, provided that the Exercise Price shall not be less than the par value of the Ordinary Share.

     (g) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of Ordinary Shares (or other securities) issuable upon exercise of this Warrant.

     6.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     6.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7. NOTICES OF CORPORATE ACTION.

     In the event of:

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control or any redemption or conversion of outstanding Ordinary Shares, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, redemption or conversion of Ordinary Shares, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Ordinary Shares (or other securities) shall be entitled to exchange their Ordinary Shares (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, redemption or conversion of Ordinary Shares, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least twenty (20) days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 20 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     8. DEFINITIONS.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Affiliate: means, in respect of the Warrantholder, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, including, without limitation, any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

     Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in Hong Kong.

     Change of Control: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation, (ii) the sale or conveyance of all or substantially all of the assets of the Company to any other person, or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together.

For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     Company: Yingli Green Energy Holding Company Limited, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands.

     Control: with respect to any third Person means the possession, directly or indirectly, of the power or the ability to direct or cause the direction of the management and affairs of such third Person whether, through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body of such third Person.

     Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

     Exercise Price: the meaning specified in Section 1.3 of this Warrant, as such price may be adjusted pursuant to Section 6 hereof.

     Person: shall mean any individual, sole proprietorship, partnership, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, governmental or regulatory authority or other entity of any kind or nature.

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Warrantholder: ________ or its permitted assignees and transferees of this Warrant pursuant to the terms hereof.

     Warrant Shares: the meaning specified on the cover of this Warrant, subject to the provisions of Section 6.

     9. MISCELLANEOUS.

     9.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant and the Warrant Shares.

     9.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors.

Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     9.3 AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholder. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     9.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     9.5 FURTHER ASSURANCES. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     9.6 NOTICES. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, first class mail, or courier), or internationally recognized overnight courier service and addressed as follows (or at such other address as a party may designate by notice to the other):

          If to the Warrantholder, to:

          ______________________________

          If to the Company, to:

          Yingli Green Energy Holding Company Limited
          No. 3055 Middle Fuxing Road
          Baoding, People's Republic of China
          Facsimile No.: +86 312 2151 881
          Attn: Conghui Liu

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally or by overnight courier or facsimile transmission (if promptly confirmed as stated above), or on the third Business Day after the mailing thereof.

     9.7 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     9.8 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of New York (irrespective of its choice of law principles).

     9.9 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     9.10 NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Warrantholder or otherwise conflicts with the provisions hereof. The rights granted to the Warrantholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.

     9.11 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

     9.12 DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be initiated, maintained and finally determined by binding arbitration under the rules of conciliation and arbitration of the International Chamber of Commerce (the "ICC"); and the site of the arbitration, unless the parties agree otherwise, shall be in Hong Kong. The arbitral tribunal shall be appointed within thirty
(30) days of the notice of dispute, and shall consist of three arbitrators, one of which shall be appointed by the Warrantholder and one by the Company and the third by the Warrantholder and the Company jointly; provided, however, that if the Warrantholder and the Company shall be unable to select the third arbitrator within such thirty (30)-day period, such third arbitrator shall be chosen by the International Court of Arbitration of the ICC. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Any award pursuant to such proceeding shall be granted in U.S. Dollars. The fees and costs of the arbitration shall be shared equally by all disputing parties. The arbitrators shall award legal fees, disbursements and other expenses to the prevailing party for such amounts as determined by the arbitrators to be appropriate.

     9.13 NO IMPAIRMENT. The Company will not cooperate with or facilitate any amendment of its Memorandum and Articles of Association or other constitutional documents, or any reorganization, consolidation, merger, dissolution, issue or sale of shares, sale of assets or any other voluntary action, so as to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company (a) will use its best efforts to ensure that the par value of any shares issuable upon the exercise of this Warrant will not be increased above the amount payable therefor upon such exercise, and (b) will take or procure the taking of all such action as may be necessary or appropriate in order that the

Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant.

     9.14 REPRESENTATIONS AND WARRANTIES. The Company covenants that the representations and warrants set forth in Exhibit B hereto shall be true and correct in all material respects as of the date of this Warrant.

      [remainder of page intentionally left blank; signature page follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the first date above written.

                                        YINGLI GREEN ENERGY HOLDING COMPANY
                                        LIMITED


                                        By:
                                            ------------------------------------
                                        Name: Liansheng Miao
                                        Title: Chairman and Chief Executive
                                               Officer

                            SIGNATURE PAGE TO WARRANT

                                                                       Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

To: Yingli Green Energy Holding Company Limited

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ________________ Warrant Shares, and tenders herewith payment of the purchase price (Exercise Price) in full in the form of (complete as applicable):

     [ ] cash (via wire transfer) or a certified or official bank check, to the order of Yingli Green Energy Holding Company Limited, in the amount of United States Dollars ______________ in accordance with the terms of this Warrant; and/or

     [ ] forgiveness of accounts receivable of the Company to Warrantholder in the amount of United States Dollars ______________ in accordance with the terms of this Warrant.

     The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     Dated:                    .
            -------------------


                                        Signature
                                                  ------------------------------

                                        ----------------------------------------
                                                      (Print Name)

                                        ----------------------------------------
                                                    (Street Address)

                                        ----------------------------------------
                                        (City)         (State)        (Zip Code)

     If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                   ASSIGNMENT

                (To be executed only upon assignment of Warrant)

     For value received, ______________________________ hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Warrant to purchase number of Warrant Shares listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Warrantholder under the within Warrant, and does hereby irrevocably constitute and appoint _____________________________ as attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

 Name(s) of
Assignee(s)   Address   No. of Warrant Shares
-----------   -------   ---------------------


And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.

Dated:                ,
       ---------------  ----

                                        Signature
                                                  ------------------------------
                                        Note: The above signature should
                                              correspond exactly with the name
                                              on the face of this Warrant

                                                                       Exhibit B

CORPORATE STATUS. The Company is organized under the laws of the Cayman Islands and is duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands.

AUTHORIZATION. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the Company to execute and perform this Warrant has been taken.

VALIDITY OF WARRANT. This Warrant is a legally valid and binding obligation of the Company. Upon issuance, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances except for restrictions on transfer under the securities laws and any agreement to which the Warrantholder becomes a party. The issuance of this Warrant and the issuance of the Warrant Shares do not and will not violate any agreements to which the Company is, or at the time of issuance will be, a party.

SUFFICIENT ORDINARY SHARES. The Company has a sufficient number of Ordinary Shares to enable the issuance of the Warrant Shares. In the event the number of authorized but unissued Ordinary Shares of the Company is not sufficient to effect the issuance of Warrant Shares specified under the Exercise Notice at the time of exercise, the Company shall promptly take all necessary actions to increase its authorized but unissued Ordinary Shares to such number to be sufficient for such purposes.

NO INCONSISTENT AGREEMENTS. The Company has not previously entered into, and will not on or after the date of this Warrant enter into, any agreement with respect to its securities that is inconsistent with this Warrant or that would preclude the Company from discharging its obligations hereunder.

GOVERNMENTAL AND THIRD PARTY CONSENTS. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with or from any governmental agency or authority or any other person or entity required on the part of the Company in connection with the execution, delivery or performance of this Warrant and the consummation of the transactions contemplated herein have been obtained.

COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any provision of its Memorandum or Articles of Association; any mortgage, indenture, contract, agreement, instrument, judgment, decree or order; or any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Warrant pursuant to the terms hereof, will not result in any violation or be in conflict with or constitute a default under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.